Exhibit 99.1
Great Western Bancorp, Inc. Announces Earnings for Third Quarter Fiscal Year 2021
Highlights for the Third Quarter of Fiscal Year 2021 (all quarterly comparisons in this document refer to the second quarter of fiscal year 2021, except as noted)
•Net income of $58.7 million, or $1.06 per diluted share, up from $51.3 million, or $0.93 per diluted share
•Net interest income1 of $99.1 million, down from $104.4 million, with net interest margin1 of 3.23%, down from 3.51%
•Noninterest income of $19.4 million, up from $17.2 million
•Noninterest expense of $60.5 million, up from $59.1 million
•Total loans of $8.48 billion, down $533.6 million, including a reduction of $201.9 million in Paycheck Protection Program ("PPP") loans
•Total deposits of $11.54 billion, down $26.3 million, and average deposits up $292.9 million
•Allowance for credit losses ("ACL") of $270.3 million, down from $296.0 million, and a ratio of ACL to total loans of 3.19%, down from 3.28%
•Nonaccrual loans of $210.1 million, down $74.4 million, or 26.2%
•Net charge-offs of $5.2 million, or 0.24% of average total loans (annualized), down from $7.8 million and 0.34%, respectively
•Total capital ratio of 16.0%, up from 15.1%; tier 1 capital ratio of 14.5%, up from 13.5%; common equity tier 1 capital ratio of 13.7%, up from 12.8%
•Return on average common equity of 21.2%, up from 19.8%
•The Company's Board of Directors declared a quarterly dividend of $0.05 per share
Sioux Falls, SD - July 29, 2021 - Great Western Bancorp, Inc. (NYSE: GWB) today reported net income of $58.7 million, or $1.06 per diluted share, for the third quarter of fiscal year 2021, compared to net income of $51.3 million, or $0.93 per diluted share, for the second quarter of fiscal year 2021.
"I am excited about our continued momentum this quarter," said Mark Borrecco, President and Chief Executive Officer. "We made significant progress in improving our asset quality, reflected in our $74.4 million reduction of nonaccrual loans. This brings our year to date nonaccrual reduction to $114.8 million, a 35.3% decrease. Net charge-offs of $5.2 million for the quarter highlight we are effectively managing the tradeoffs between loan workouts and loss avoidance. Criticized loans also decreased $199.2 million this quarter. Our allowance for credit losses remains appropriate at 3.19% of total loans following a $20.7 million release this quarter. Our capital levels improved once again, and I am very pleased we are able to increase the dividend this quarter from $0.01 to $0.05.

In parallel we are investing in our people and processes. Our Small Business Center roll out continues on track, and we expect to have all of our markets on the new platform by the end of September. This enhancement will free up significant banker capacity and make it easier for our commercial and ag bankers to grow their mid-size relationship base, driving better portfolio diversity and revenue. Our Treasury Management improvements are progressing as well as our upgrades to our lending process that will accelerate our commercial and ag growth plans."
Impact and Response to COVID-19 Pandemic
We remain focused on keeping our employees safe and our bank running effectively to serve our customers and continue to monitor the continued spread of COVID-19 and its Delta variant. Our branches have been reopened across our footprint, and we are targeting a full return to work on September 7th that still provides for flexible remote work optionality and adherence to CDC guidelines in the office. For our customers, we have supported PPP, having provided over 4,800 loans for $727.3 million in the first round followed by over 4,100 loans for $249.5 million in the second round. We have processed over 4,300 loans totaling $612.0 million related to PPP forgiveness, resulting in an outstanding balance of $364.9 million as of June 30, 2021. Additionally, we granted both full and partial payment deferrals to help provide relief from COVID-19, which resulted in a peak of $1.69 billion of loans on deferral as of the third quarter of fiscal year 2020 that decreased to $19.7 million as of April 16, 2021 and to $0.2 million as of July 16, 2021.
1 All references to net interest income and net interest margin are presented on a fully-tax equivalent basis unless otherwise noted.
1-

Exhibit 99.1
Net Interest Income and Net Interest Margin1
Net interest income was $99.1 million for the quarter, a decrease of $5.3 million, while net interest margin was 3.23%, a 28 basis point decrease from 3.51%. Adjusted net interest income2, which includes derivative interest expense recognized in noninterest income, was $95.9 million, a decrease of $5.3 million, and adjusted net interest margin2 was 3.13%, a 27 basis point decrease from 3.40%. Interest income was lower by $6.4 million as loan interest decreased by $6.9 million while securities and other interest income increased by $0.5 million. Loan interest reflects a $3.2 million decrease in PPP interest and fees and a $5.5 million decrease largely due to lower loan volumes, partially offset by a $1.8 million increase in recoveries of interest on nonaccrual loans. The decrease in interest income was partially offset by a $0.4 million decrease in time deposit interest combined with a net $0.6 million decrease in interest on other interest bearing deposits. The decrease in time deposit interest resulted from a decrease in volumes and an 11 basis point decrease in yield to 0.41%, while the decrease in interest on other interest bearing deposits was driven primarily by a 4 basis point decrease in yield of interest bearing deposits to 0.13%. The 27 basis point decrease in adjusted net interest margin2 was driven by a 21 basis point decrease from excess liquidity and a net 10 basis point decrease from loans related to lower PPP income, lower portfolio yields, and higher recoveries of interest on nonaccrual loans, all partially offset by a 4 basis point decrease in total deposit yield.
Noninterest Income
Noninterest income was $19.4 million for the quarter, an increase of $2.2 million from the prior quarter. The increase was driven by a $0.4 million increase in service charges from increases in account activity and interchange fees, a $0.8 million increase from the additional investments in bank owned life insurance purchased, and a net $2.3 million benefit from loans and derivatives accounted for at fair value related to credit risk, all partially offset by a $1.5 million decrease in mortgage revenue from slower refinancing activity.
Noninterest Expense
Noninterest expense was $60.5 million for the quarter, an increase of $1.4 million from the prior quarter. The increase was driven by a $1.1 million increase in salaries and benefits due to accrued incentives, a $0.5 million increase in data processing costs related to software maintenance and upgrades, and a $0.5 million increase in consulting and business development costs. These were partially offset by a $0.7 million decrease in other real estate owned operating costs due the sale of an OREO property.
The efficiency ratio2 was 50.9% for the quarter, compared to 48.4% for the prior quarter.
Provision for Income Taxes
Income tax expense was $18.3 million for the quarter, an increase of $3.6 million from the prior quarter, yielding an effective rate of 23.7% compared to 22.2%.
Asset Quality
The ACL was $270.3 million as of June 30, 2021, a decrease of $25.7 million from $296.0 million from the prior quarter. The provision for credit losses on loans resulted in a $20.7 million benefit for the quarter, compared to a $5.0 million benefit in the prior quarter, due to lower loan volumes and improved economic factors this quarter.
The ratio of ACL to total loans was 3.19% as of June 30, 2021, a decrease from 3.28% in the prior quarter. Excluding PPP loans, the ratio was 3.33% for the current quarter and 3.50% for the prior quarter.
Net charge-offs were $5.2 million, or 0.24% of average total loans (annualized) for the quarter, down $2.6 million and 10 basis points from the prior quarter, respectively.
Included within total loans are approximately $545.1 million of loans with long-term, fixed rate structures for which management has elected the fair value accounting option, down from $568.9 million in the prior quarter. These loans are excluded from CECL and the ACL, but management has estimated that approximately $23.3 million of the fair value adjustment for these loans relates to credit risk, which is 4.28% of the fair value option loans and 0.29% of total loans excluding PPP loans.
Nonaccrual loans were $210.1 million as of June 30, 2021, a decrease of $74.4 million from $284.5 million in the prior quarter, largely driven by successful workouts leading to an agricultural relationship being upgraded to accruing status and multiple repayments of agricultural and commercial loans.
Classified loans were $612.2 million as of June 30, 2021, a decrease of $61.7 million from $673.9 million in the prior quarter, commensurate with the repayment of multiple nonaccrual loans.
Total other repossessed property balances were $11.5 million as of June 30, 2021, a decrease of $6.0 million from the prior quarter due to the sale of an OREO property previously mentioned above.
2 This is a non-GAAP financial measure management believes is helpful to understanding trends in our business that may not be fully apparent based only on the most comparable GAAP financial measure. Further information on this financial measure and a reconciliation to the most comparable GAAP financial measure is provided at the end of this release.
2-

Exhibit 99.1

A summary of total credit-related charges incurred during the current and comparable nine month periods and current, previous and comparable quarters is presented below:

GREAT WESTERN BANCORP, INC.
Summary of Credit-Related Charges (Unaudited)

		For the nine months ended:		For the three months ended:
Item	Included within F/S Line Item(s):	June 30, 2021	June 30, 2020	June 30, 2021	March 31, 2021	June 30, 2020
		(dollars in thousands)
(Reversal of) provision for credit losses ¹	(Reversal of) provision for credit losses ¹	$(13,800)	$101,539	$(20,699)	$(5,000)	$21,641
Increase provision for unfunded commitments reserve ¹	Other noninterest expense ¹	—	2,859	—	—	2,215
Net other repossessed property charges (income)	Net (gain) loss on repossessed property and other related expenses	(469)	8,508	(760)	(54)	2,475
Net (recovery) reversal of interest income on nonaccrual loans	Interest income on loans	(6,134)	4,164	(2,514)	(707)	1,070
Net realized credit loss on derivatives	Change in fair value of FVO loans and related derivatives	210	1,709	—	—	1,709
Loan fair value adjustment related to credit	Change in fair value of FVO loans and related derivatives	(2,674)	35,949	(4,111)	(27)	23,292
Total credit-related charges		$(22,867)	$154,728	$(28,084)	$(5,788)	$52,402
[1] Beginning in the first quarter of fiscal year 2021, increase (decrease) in unfunded commitment reserve is included in provision for credit losses.
We continue to evaluate the impact of the COVID-19 pandemic on our loan portfolio. Industries such as hotels & resorts (excluding casino hotels), casino hotels, restaurants, arts and entertainment, oil & energy, retail malls, airlines and healthcare have experienced varied business disruptions due to COVID-19. Since the beginning of the pandemic we have been closely monitoring the following loan segments (excluding PPP loans) given elevated industry risk from COVID-19: hotels & resorts (excluding casino hotels) with $709.7 million, or 8.7% of total loans, restaurants with $121.7 million, or 1.5% of total loans, arts and entertainment with $153.9 million, or 1.9% of total loans, senior care with $379.7 million, or 4.7% of total loans, and skilled nursing with $209.2 million, or 2.6% of total loans, for a total exposure of $1.57 billion, or 19.4% of total loans (excluding PPP loans) as of June 30, 2021, with $194.6 million of these loans being classified as of June 30, 2021 and loan exposure in other segments of the identified industries being either immaterial or having not shown general distress thus far.
Loans and Deposits
Total loans outstanding were $8.48 billion as of June 30, 2021, a decrease of $533.6 million from the prior quarter. The decrease in loans during the quarter was driven by a $201.9 million net decrease in PPP loans, a $54.5 million decrease in outstanding balances of warehouse lines of credit from slowed mortgage activity, $211.3 million of repayments on several criticized and specialized asset loans, and paydowns across retail, commercial and agriculture loan segments related to business sales and excess liquidity.
Total deposits were $11.54 billion as of June 30, 2021, a decrease of $26.3 million from the prior quarter, driven by a $86.8 million decrease in other interest-bearing deposits and a $46.1 million decrease in time deposits, partially offset by a $106.6 million increase in checking and savings balances.
Capital
Total capital and tier 1 capital ratios were 16.0% and 14.5%, respectively, as of June 30, 2021, compared to 15.1% and 13.5% as of March 31, 2021. The common equity tier 1 capital and tier 1 leverage ratios were 13.7% and 10.1%, respectively, as of June 30, 2021, compared to 12.8% and 10.0% as of March 31, 2021. All regulatory capital ratios remain above regulatory minimums to be considered "well capitalized."
On July 29, 2021, the Company's Board of Directors declared a dividend of $0.05 per common share, payable on August 27, 2021 to stockholders of record as of close of business on August 13, 2021.
Conference Call
Great Western Bancorp, Inc. will host a conference call to discuss its financial results for the third quarter of fiscal year 2021 on Thursday, July 29, 2021 at 7:30 AM (CT). The call can be accessed by dialing (855) 238-8837 approximately 10 minutes prior to the start time. Please ask to be joined into the Great Western Bancorp, Inc. (GWB) call. International callers should dial (412) 542-4114. The call will also be broadcast live over the Internet and can be accessed by visiting ir.greatwesternbank.com. A replay will be available beginning one hour following the conference call and ending on August 12, 2021. To access the replay, dial (877) 344-7529 (U.S.) and use conference ID 10157664. International callers should dial (412) 317-0088 and enter the same conference ID number.
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Exhibit 99.1
About Great Western Bancorp, Inc.
Great Western Bancorp, Inc. is the holding company for Great Western Bank, a full-service regional bank focused on relationship-based business banking. Great Western Bank offers small and mid-sized businesses a focused suite of financial products and a range of deposit and loan products to retail customers through several channels, including the branch network, online banking system, mobile banking applications and customer care centers. The bank services its customers through more than 170 branches in nine states: Arizona, Colorado, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota and South Dakota. To learn more about Great Western Bank visit www.greatwesternbank.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “views,” “intends” and similar words or phrases. In particular, the statements included in this press release concerning Great Western Bancorp, Inc.’s expected performance and strategy, strategies for managing troubled loans, the appropriateness of the ACL, the impact on the business arising from the COVID-19 pandemic and the interest rate environment are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the most recently ended fiscal year, Form 10-Q for the quarters ended March 31, 2021 and December 31, 2020 and in other periodic filings with the Securities and Exchange Commission. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western Bancorp, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

4-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Financial Data (Unaudited)

	At and for the nine months ended:		At and for the three months ended:
	June 30, 2021	June 30, 2020	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(dollars in thousands, except share and per share amounts)
Operating Data:
Interest income (FTE)	$331,988	$381,289	$104,219	$110,574	$117,195	$118,429	$121,472
Interest expense	18,977	63,244	$5,161	$6,127	$7,689	$10,903	$13,620
Noninterest income (loss)	50,712	3,967	$19,371	$17,193	$14,148	$(3,950)	$(11,683)
Noninterest expense	177,057	932,432	$60,505	$59,103	$57,449	$74,936	$67,049
(Reversal of) provision for credit losses ³	(13,800)	101,539	$(20,699)	$(5,000)	$11,899	$16,853	$21,641
Net income (loss)	151,367	(691,944)	$58,749	$51,299	$41,319	$11,136	$5,400
Adjusted net income ¹	$151,367	$77,754	$58,749	$51,299	$41,319	$11,136	$5,400
Common shares outstanding	55,116,095	55,014,047	55,116,095	55,111,403	55,105,105	55,014,189	55,014,047
Weighted average diluted common shares outstanding	55,409,573	55,788,751	55,524,979	55,456,399	55,247,343	55,164,548	55,145,619
Earnings per common share - diluted	$2.74	$(12.40)	$1.06	$0.93	$0.75	$0.20	$0.10
Adjusted earnings per common share - diluted ¹	$2.74	$1.39	$1.06	$0.93	$0.75	$0.20	$0.10
Performance Ratios:
Net interest margin (FTE) ¹ ²	3.46%	3.61%	3.23%	3.51%	3.63%	3.51%	3.57%
Adjusted net interest margin (FTE) ¹ ²	3.35%	3.55%	3.13%	3.40%	3.52%	3.40%	3.47%
Return on average total assets ²	1.59%	(7.22)%	1.81%	1.64%	1.30%	0.35%	0.17%
Return on average common equity ²	18.7%	(55.6)%	21.2%	19.8%	15.2%	3.8%	1.9%
Return on average tangible common equity ¹ ²	18.9%	2.5%	21.4%	20.0%	15.3%	3.9%	2.0%
Efficiency ratio ¹	48.5%	58.7%	50.9%	48.4%	46.2%	72.1%	69.4%
Capital:
Tier 1 capital ratio	14.5%	11.3%	14.5%	13.5%	12.7%	11.8%	11.3%
Total capital ratio	16.0%	12.9%	16.0%	15.1%	14.3%	13.3%	12.9%
Tier 1 leverage ratio	10.1%	9.3%	10.1%	10.0%	9.7%	9.4%	9.3%
Common equity tier 1 ratio	13.7%	10.6%	13.7%	12.8%	12.0%	11.0%	10.6%
Tangible common equity / tangible assets ¹	8.8%	8.9%	8.8%	8.4%	8.3%	9.2%	8.9%
Book value per share - GAAP	$21.07	$21.10	$21.07	$19.85	$19.39	$21.14	$21.10
Tangible book value per share ¹	$20.97	$20.98	$20.97	$19.75	$19.28	$21.03	$20.98
Asset Quality:
Nonaccrual loans	$210,083	$274,475	$210,083	$284,541	$292,357	$324,946	$274,475
Other repossessed property	$11,498	$19,231	$11,498	$17,529	$18,086	$20,034	$19,231
Nonaccrual loans / total loans	2.48%	2.66%	2.48%	3.16%	3.07%	3.22%	2.66%
Net charge-offs (recoveries)	$43,410	$24,155	$5,211	$7,841	$30,358	$15,124	$9,433
Net charge-offs (recoveries) / average total loans ²	0.62%	0.33%	0.24%	0.34%	1.22%	0.59%	0.37%
Allowance for credit losses / total loans	3.19%	1.44%	3.19%	3.28%	3.24%	1.49%	1.44%
Watch-rated loans (under former risk rating system) ⁴	n/a	$477,128	n/a	n/a	n/a	$982,841	$477,128
Special mention loans ⁴	$374,782	n/a	$374,782	$512,320	$453,484	n/a	n/a
Classified loans (substandard or worse)	$612,175	$702,795	$612,175	$673,854	$716,948	$769,515	$702,795
Criticized loans (special mention or worse) ⁴	$986,957	n/a	$986,957	$1,186,174	$1,170,432	n/a	n/a

[1] This is a non-GAAP financial measure management believes is helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measure and reconciliation to the most comparable GAAP measure.

[2] Annualized for all partial-year periods.
[3] Prior to the adoption of ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and subsequent related ASUs, on October 1, 2020, this line represented the provision for loan and lease losses under the incurred model.

[4] Upon implementation of the new risk rating system on October 1, 2020, the reported Watch rating was retired and new Special Mention loans and Criticized loans ratings were introduced for monitoring and reporting purposes.

5-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Income Statement (Unaudited)

	At and for the nine months ended:		At and for the three months ended:
	June 30, 2021	June 30, 2020	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(dollars in thousands)
Interest income
Loans	$300,925	$342,014	$93,328	$100,274	$107,323	$107,522	$109,227
Investment securities	25,079	33,359	8,642	8,318	8,119	9,294	10,532
Federal funds sold and other	1,214	1,278	654	405	155	105	112
Total interest income	327,218	376,651	102,624	108,997	115,597	116,921	119,871
Interest expense
Deposits	13,976	50,818	3,505	4,479	5,992	7,785	10,011
FHLB advances and other borrowings	2,603	8,807	867	856	880	2,221	2,539
Subordinated debentures and subordinated notes payable	2,398	3,619	789	792	817	897	1,070
Total interest expense	18,977	63,244	5,161	6,127	7,689	10,903	13,620
Net interest income	308,241	313,407	97,463	102,870	107,908	106,018	106,251
(Reversal of) provision for credit losses ¹	(13,800)	101,539	(20,699)	(5,000)	11,899	16,853	21,641
Net interest income after provision for loan and lease losses	322,041	211,868	118,162	107,870	96,009	89,165	84,610
Noninterest income
Service charges and other fees	27,228	28,328	9,005	8,599	9,624	9,413	7,731
Wealth management fees	9,688	8,859	3,477	3,182	3,029	2,913	2,773
Mortgage banking income, net	9,937	5,179	2,157	3,690	4,090	3,780	2,422
Net gain (loss) on sale of securities and other assets	247	—	—	(1)	248	7,890	—
Derivative interest expense	(9,692)	(5,181)	(3,117)	(3,182)	(3,393)	(3,541)	(3,040)
Change in fair value of FVO loans and related derivatives	2,480	(37,658)	4,110	42	(1,672)	(24,648)	(25,001)
Other derivative income (loss)	5,683	950	1,530	3,255	898	(890)	2,242
Other	5,141	3,490	2,209	1,608	1,324	1,133	1,190
Total noninterest income (loss)	50,712	3,967	19,371	17,193	14,148	(3,950)	(11,683)
Noninterest expense
Salaries and employee benefits	116,918	112,259	40,239	39,125	37,554	37,182	39,042
Data processing and communication	19,825	17,713	7,054	6,545	6,226	6,742	5,817
Occupancy and equipment	15,829	15,941	5,105	5,511	5,213	5,332	5,251
Professional fees	12,293	16,409	4,644	3,734	3,915	5,552	7,382
Advertising	1,635	2,573	602	477	556	823	750
Net (gain) loss on repossessed property and other related expenses	(469)	8,508	(760)	(54)	345	4,350	2,475
Goodwill and intangible assets impairment	—	742,352	—	—	—	—	—
Other ¹	11,026	16,677	3,621	3,765	3,640	14,955	6,332
Total noninterest expense	177,057	932,432	60,505	59,103	57,449	74,936	67,049
Income (loss) before income taxes	195,696	(716,597)	77,028	65,960	52,708	10,279	5,878
Provision for (benefit from) income taxes	44,329	(24,653)	18,279	14,661	11,389	(857)	478
Net income (loss)	$151,367	$(691,944)	$58,749	$51,299	$41,319	$11,136	$5,400
[1] For the three and nine months ended June 30, 2021, this line includes a $0.2 million and $0.3 million decrease in provision for unfunded commitments reserve, respectively. For the three and nine months ended June 30, 2020, increase in provision for unfunded commitments reserve of $2.2 million and $2.9 million, respectively, were recorded in other noninterest expense in the consolidated income statement.

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Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Summarized Consolidated Balance Sheet (Unaudited)

	As of
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(dollars in thousands)
Assets
Cash and cash equivalents	$1,756,345	$1,383,071	$1,061,796	$432,887	$311,585
Investment securities	2,383,959	2,265,261	2,059,615	1,774,626	1,972,626
Total loans	8,477,783	9,011,352	9,517,876	10,076,142	10,313,999
Allowance for credit losses ¹	(270,298)	(295,953)	(308,794)	(149,887)	(148,158)
Loans, net	8,207,485	8,715,399	9,209,082	9,926,255	10,165,841
Other assets	722,440	650,008	483,890	470,671	484,276
Total assets	$13,070,229	$13,013,739	$12,814,383	$12,604,439	$12,934,328
Liabilities and stockholders' equity
Noninterest-bearing deposits	$2,958,488	$2,845,309	$2,858,455	$2,586,743	$2,592,376
Interest-bearing deposits	8,579,289	8,718,745	8,514,863	8,422,036	8,558,238
Total deposits	11,537,777	11,564,054	11,373,318	11,008,779	11,150,614
Securities sold under agreements to repurchase	80,167	63,153	80,355	65,506	70,362
FHLB advances and other borrowings	120,000	120,000	120,000	195,000	355,000
Other liabilities	171,216	172,613	172,209	172,221	197,708
Total liabilities	11,909,160	11,919,820	11,745,882	11,441,506	11,773,684
Stockholders' equity	1,161,069	1,093,919	1,068,501	1,162,933	1,160,644
Total liabilities and stockholders' equity	$13,070,229	$13,013,739	$12,814,383	$12,604,439	$12,934,328
[1] Prior to the adoption of ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and subsequent related ASUs, on October 1, 2020, this line represented the allowance for loan and lease losses under the incurred loss model.

GREAT WESTERN BANCORP, INC.
Loan Portfolio Summary (Unaudited)

	As of				Fiscal year-to-date:
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	Change ($)	Change (%)
	(dollars in thousands)
Construction and development	$433,293	$472,939	$482,462	$415,440	$17,853	4.3%
Owner-occupied CRE	1,318,196	1,381,693	1,411,558	1,411,894	(93,698)	(6.6)%
Non-owner-occupied CRE	2,244,335	2,340,206	2,660,682	2,910,965	(666,630)	(22.9)%
Multifamily residential real estate	592,544	619,353	476,159	536,642	55,902	10.4%
Total commercial real estate	4,588,368	4,814,191	5,030,861	5,274,941	(686,573)	(13.0)%
Agriculture	1,438,499	1,549,926	1,635,952	1,724,350	(285,851)	(16.6)%
Commercial non-real estate	1,710,938	1,897,569	2,054,478	2,181,656	(470,718)	(21.6)%
Residential real estate	631,688	660,450	708,086	830,102	(198,414)	(23.9)%
Consumer and other ¹	108,290	89,216	88,499	100,553	7,737	7.7%
Total loans	8,477,783	9,011,352	9,517,876	10,111,602	(1,633,819)	(16.2)%
Less: Unamortized discount on acquired loans and unearned net deferred fees and costs and loans in process ²	—	—	—	(35,460)	35,460	(100.0)%
Total loans	$8,477,783	$9,011,352	$9,517,876	$10,076,142	$(1,598,359)	(15.9)%

[1] Other loans primarily include consumer and commercial credit cards, customer deposit account overdrafts, leases. Loans in process are included in this category beginning first quarter of fiscal year 2021.

[2] Beginning in the first quarter of fiscal year 2021, loan segments are presented based on amortized cost, which includes unpaid principal balance, unamortized discount on acquired loans, and unearned net deferred fees and costs, as a part of the adoption of ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and subsequent related ASUs.

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Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	Three Months Ended
	June 30, 2021			March 31, 2021			June 30, 2020
	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹
	(dollars in thousands)
Assets
Interest-bearing bank deposits ²	$1,357,821	$306	0.09%	$818,162	$213	0.11%	$144,805	$112	0.31%
Other interest-earning assets	121,981	348	1.14%	71,330	192	1.09%	—	—	—%
Investment securities	2,318,325	8,642	1.50%	2,167,784	8,318	1.56%	1,987,648	10,532	2.13%
Non-ASC 310-30 loans, net ³	8,500,919	94,923	4.48%	9,016,221	101,851	4.58%	9,974,802	109,326	4.41%
ASC 310-30 loans, net ⁴	—	—	—%	—	—	—%	49,250	1,502	12.27%
Loans, net	8,500,919	94,923	4.48%	9,016,221	101,851	4.58%	10,024,052	110,828	4.45%
Total interest-earning assets	12,299,046	104,219	3.40%	12,073,497	110,574	3.71%	12,156,505	121,472	4.02%
Noninterest-earning assets	743,109			602,004			598,159
Total assets	$13,042,155	$104,219	3.21%	$12,675,501	$110,574	3.54%	$12,754,664	$121,472	3.83%
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$2,863,176			$2,713,360			$2,414,567
Interest-bearing deposits	7,834,032	$2,618	0.13%	7,550,507	$3,196	0.17%	6,974,915	$5,604	0.32%
Time deposits	863,923	887	0.41%	1,004,405	1,283	0.52%	1,430,246	4,407	1.24%
Total deposits	11,561,131	3,505	0.12%	11,268,272	4,479	0.16%	10,819,728	10,011	0.37%
Securities sold under agreements to repurchase	74,785	14	0.08%	69,282	13	0.08%	64,645	15	0.09%
FHLB advances and other borrowings	120,000	853	2.85%	120,000	843	2.85%	500,248	2,524	2.03%
Subordinated debentures and subordinated notes payable	108,913	789	2.91%	108,879	792	2.95%	108,766	1,070	3.96%
Total borrowings	303,698	1,656	2.19%	298,161	1,648	2.24%	673,659	3,609	2.15%
Total interest-bearing liabilities	11,864,829	$5,161	0.17%	11,566,433	$6,127	0.21%	11,493,387	$13,620	0.48%
Noninterest-bearing liabilities	63,535			59,680			97,553
Stockholders' equity	1,113,791			1,049,388			1,163,724
Total liabilities and stockholders' equity	$13,042,155			$12,675,501			$12,754,664
Net interest spread			3.04%			3.33%			3.35%
Net interest income and net interest margin (FTE)		$99,058	3.23%		$104,447	3.51%		$107,852	3.57%
Less: Tax equivalent adjustment		1,595			1,577			1,601
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$97,463	3.18%		$102,870	3.46%		$106,251	3.52%
[1] Annualized for all partial-year periods.
[2] Interest income includes $0.1 million for the third quarter of fiscal year 2020 resulting from interest earned on derivative collateral included in other assets on the consolidated balance sheets. For the third quarter of fiscal year 2021, all amounts were included in other interesting-earning assets.

[3] Interest income includes $0.0 million and $0.2 million for the third quarter of fiscal years 2021 and 2020, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.

[4] Beginning in the first quarter of fiscal year 2021, ASC 310-30 loans began being reported with non-ASC 310-30 loans. Upon adoption of ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and subsequent related ASUs, discounts on ASC 310-30 loans related to noncredit factors accreted to interest income were immaterial.

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Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	Nine Months Ended
	June 30, 2021			June 30, 2020
	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹
	(dollars in thousands)
Assets
Interest-bearing bank deposits ²	$889,362	$622	0.09%	$78,164	$1,278	2.18%
Other interest-earning assets	71,085	592	1.11%	—	—	—%
Investment securities	2,123,979	25,079	1.58%	1,959,681	33,359	2.27%
Non-ASC 310-30 loans, net ³	9,028,273	305,695	4.53%	9,675,039	342,042	4.72%
ASC 310-30 loans, net ⁴	—	—	—%	50,639	4,610	12.16%
Loans, net	9,028,273	305,695	4.53%	9,725,678	346,652	4.76%
Total interest-earning assets	12,112,699	331,988	3.66%	11,763,523	381,289	4.33%
Noninterest-earning assets	653,353			1,046,576
Total assets	$12,766,052	$331,988	3.48%	$12,810,099	$381,289	3.98%
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$2,746,884			$2,111,445
Interest-bearing deposits	7,554,204	$9,780	0.17%	6,585,100	$31,060	0.63%
Time deposits	1,018,492	4,196	0.55%	1,655,059	19,758	1.59%
Total deposits	11,319,580	13,976	0.17%	10,351,604	50,818	0.66%
Securities sold under agreements to repurchase	74,235	45	0.08%	62,513	70	0.15%
FHLB advances and other borrowings	120,000	2,558	2.85%	526,372	8,737	2.22%
Subordinated debentures and subordinated notes payable	108,880	2,398	2.94%	108,715	3,619	4.45%
Total borrowings	303,115	5,001	2.21%	697,600	12,426	2.38%
Total interest-bearing liabilities	11,622,695	$18,977	0.22%	11,049,204	$63,244	0.76%
Noninterest-bearing liabilities	61,605			97,475
Stockholders' equity	1,081,752			1,663,420
Total liabilities and stockholders' equity	$12,766,052			$12,810,099
Net interest spread			3.26%			3.22%
Net interest income and net interest margin (FTE)		$313,011	3.46%		$318,045	3.61%
Less: Tax equivalent adjustment		4,770			4,638
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$308,241	3.40%		$313,407	3.56%
[1] Annualized for all partial-year periods.
[2] Interest income includes $0.8 million for fiscal year 2020 resulting from interest earned on derivative collateral included in other assets on the consolidated balance sheets. For fiscal year 2021, all amounts were included in other interest-earning assets.

[3] Interest income includes $0.0 million and $1.2 million for the fiscal years 2021 and 2020, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.
[4] Beginning in the first quarter of fiscal year 2021, ASC 310-30 loans began being reported with non-ASC 310-30 loans. Upon adoption of ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and subsequent related ASUs, discounts on ASC 310-30 loans related to noncredit factors accreted to interest income were immaterial.

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Exhibit 99.1
Non-GAAP Financial Measures and Reconciliation
We rely on certain non-GAAP financial measures in making financial and operational decisions about our business. We believe that each of the non-GAAP financial measures presented is helpful in highlighting trends in our business, financial condition and results of operations which might not otherwise be apparent when relying solely on our financial results calculated in accordance with GAAP. We disclose net interest income and related ratios and analysis on a taxable-equivalent basis, which may also be considered non-GAAP financial measures. We believe this presentation to be the preferred industry measurement of net interest income as it provides a relevant comparison of net interest income arising from taxable and tax-exempt sources. In addition, certain performance measures, including the efficiency ratio and net interest margin utilize net interest income on a taxable-equivalent basis.
In particular, we evaluate our profitability and performance based on our adjusted net income, adjusted earnings per common share, pre-tax pre-provision income ("PTPP"), tangible net income and return on average tangible common equity. Our adjusted net income and adjusted earnings per common share exclude the after-tax effect of items with a significant impact to net income that we do not believe to be recurring in nature, (e.g., one-time acquisition expenses as well as the second quarter of fiscal year 2020 COVID-19 impact on credit and other related charges and the impairment of goodwill and certain intangible assets). Our PTPP income excludes total provision for credit losses, credit gains/losses on loans held for investment measured at fair value and goodwill impairment. Our tangible net income and return on average tangible common equity exclude the effects of amortization expense relating to intangible assets and our acquisitions of other institutions. We believe these measures help highlight trends associated with our financial condition and results of operations by providing net income and return information excluding significant nonrecurring items (for adjusted net income and adjusted earnings per common share), measure our ability to generate capital by providing net income excluding credit losses (for PTPP income) and measure net income based on our cash payments and receipts during the applicable period (for tangible net income and return on average tangible common equity).
We also evaluate our profitability and performance based on our adjusted net interest income, adjusted net interest margin, adjusted interest income on loans and adjusted yield on loans. We adjust each of these four measures to include the derivative interest expense we use to manage interest rate risk on certain of our loans, which we believe economically offsets the interest income earned on the loans. Similarly, we evaluate our operational efficiency based on our efficiency ratio, which excludes the effect of amortization of core deposit and other intangibles (a non-cash expense item) and includes the tax benefit associated with our tax-advantaged loans.
We evaluate our financial condition based on the ratio of our tangible common equity to our tangible assets and the ratio of our tangible common equity to common shares outstanding. Our calculation of this ratio excludes the effect of our goodwill and other intangible assets. We believe this measure is helpful in highlighting the common equity component of our capital and because of its focus by federal bank regulators when reviewing the health and strength of financial institutions in recent years and when considering regulatory approvals for certain actions, including capital actions. We also believe the ratio of our tangible common equity to common shares outstanding is helpful in understanding our stockholders’ relative ownership position as we undertake various actions to issue and retire common shares outstanding.
Reconciliations for each of these non-GAAP financial measures to the closest GAAP financial measures are included in the tables below. Each of the non-GAAP financial measures presented should be considered in context with our GAAP financial results included in this release.

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At and for the nine months ended:		At and for the three months ended:
	June 30, 2021	June 30, 2020	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(dollars in thousands except share and per share amounts)
Adjusted net income and adjusted earnings per common share:
Net income (loss) - GAAP	$151,367	$(691,944)	$58,749	$51,299	$41,319	$11,136	$5,400
Add: COVID-19 related impairment of goodwill and certain intangible assets, net of tax	—	713,013	—	—	—	—	—
Add: COVID-19 impact on credit and other related charges, net of tax	—	56,685	—	—	—	—	—
Adjusted net income	$151,367	$77,754	$58,749	$51,299	$41,319	$11,136	$5,400

Weighted average diluted common shares outstanding	55,409,573	55,788,751	55,524,979	55,456,399	55,247,343	55,164,548	55,145,619
Earnings per common share - diluted	$2.74	$(12.40)	$1.06	$0.93	$0.75	$0.20	$0.10
Adjusted earnings per common share - diluted	$2.74	$1.39	$1.06	$0.93	$0.75	$0.20	$0.10

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Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At and for the nine months ended:		At and for the three months ended:
	June 30, 2021	June 30, 2020	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(dollars in thousands except share and per share amounts)
Pre-tax pre-provision income ("PTPP"):
Income (loss) before income taxes - GAAP	$195,696	$(716,597)	$77,028	$65,960	$52,708	$10,279	$5,878
Add: Provision for credit losses - GAAP	(13,800)	101,539	(20,699)	(5,000)	11,899	16,853	21,641
Add: Change in fair value of FVO loans and related derivatives - GAAP	(2,480)	37,658	(4,110)	(42)	1,672	24,648	25,001
Add: Goodwill impairment - GAAP	—	742,352	—	—	—	—	—
Pre-tax pre-provision income	$179,416	$164,952	$52,219	$60,918	$66,279	$51,780	$52,520

Tangible net income and return on average tangible common equity:
Net income (loss) - GAAP	$151,367	$(691,944)	$58,749	$51,299	$41,319	$11,136	$5,400
Add: Amortization of intangible assets and COVID-19 related impairment of goodwill and certain intangible assets, net of tax	775	714,078	253	261	261	261	261
Tangible net income (loss)	$152,142	$22,134	$59,002	$51,560	$41,580	$11,397	$5,661

Average common equity	$1,081,752	$1,663,420	$1,113,791	$1,049,388	$1,082,077	$1,174,996	$1,163,724
Less: Average goodwill and other intangible assets	5,744	498,644	5,485	5,742	6,004	6,265	6,527
Average tangible common equity	$1,076,008	$1,164,776	$1,108,306	$1,043,646	$1,076,073	$1,168,731	$1,157,197

Return on average common equity *	18.7%	(55.6)%	21.2%	19.8%	15.2%	3.8%	1.9%
Return on average tangible common equity **	18.9%	2.5%	21.4%	20.0%	15.3%	3.9%	2.0%
* Calculated as net income - GAAP divided by average common equity. Annualized for partial-year periods.
** Calculated as tangible net income divided by average tangible common equity. Annualized for partial-year periods.

Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis), on non-ASC 310-30 loans:
Net interest income - GAAP	$308,241	$313,407	$97,463	$102,870	$107,908	$106,018	$106,251
Add: Tax equivalent adjustment	4,770	4,638	1,595	1,577	1,598	1,508	1,601
Net interest income (FTE)	313,011	318,045	99,058	104,447	109,506	107,526	107,852
Add: Derivative interest expense	(9,692)	(5,180)	(3,117)	(3,182)	(3,393)	(3,541)	(3,040)
Adjusted net interest income (FTE)	$303,319	$312,865	$95,941	$101,265	$106,113	$103,985	$104,812

Average interest-earning assets	$12,112,699	$11,763,523	$12,299,046	$12,073,497	$11,965,555	$12,184,093	$12,156,505
Net interest margin (FTE) *	3.46%	3.61%	3.23%	3.51%	3.63%	3.51%	3.57%
Adjusted net interest margin (FTE) **	3.35%	3.55%	3.13%	3.40%	3.52%	3.40%	3.47%
* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.
** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

Adjusted interest income and adjusted yield (fully-tax equivalent basis), on non-ASC 310-30 loans:
Interest income - GAAP	$300,925	$337,404	$93,328	$100,274	$107,323	$106,305	$107,725
Add: Tax equivalent adjustment	4,770	4,638	1,595	1,577	1,598	1,508	1,601
Interest income (FTE)	305,695	342,042	94,923	101,851	108,921	107,813	109,326
Add: Derivative interest expense	(9,692)	(5,180)	(3,117)	(3,182)	(3,393)	(3,541)	(3,040)
Adjusted interest income (FTE)	$296,003	$336,862	$91,806	$98,669	$105,528	$104,272	$106,286

Average non-ASC310-30 loans	$9,028,273	$9,675,039	$8,500,919	$9,016,221	$9,567,679	$9,977,591	$9,974,802
Yield (FTE) *	4.53%	4.72%	4.48%	4.58%	4.52%	4.30%	4.41%
Adjusted yield (FTE) **	4.38%	4.65%	4.33%	4.44%	4.38%	4.16%	4.29%
* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.
** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

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Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At and for the nine months ended:		At and for the three months ended:
	June 30, 2021	June 30, 2020	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(dollars in thousands except share and per share amounts)
Efficiency ratio:
Total revenue - GAAP	$358,953	$317,374	$116,834	$120,063	$122,056	$102,068	$94,568
Add: Tax equivalent adjustment	4,770	4,638	1,595	1,577	1,598	1,508	1,601
Total revenue (FTE)	$363,723	$322,012	$118,429	$121,640	$123,654	$103,576	$96,169

Noninterest expense	$177,057	$932,432	$60,505	$59,103	$57,449	$74,936	$67,049
Less: Amortization of intangible assets and COVID-19 related impairment of goodwill and certain intangible assets	775	743,484	253	261	261	261	278
Tangible noninterest expense	$176,282	$188,948	$60,252	$58,842	$57,188	$74,675	$66,771

Efficiency ratio *	48.5%	58.7%	50.9%	48.4%	46.2%	72.1%	69.4%
* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

Tangible common equity and tangible common equity to tangible assets:
Total stockholders' equity	$1,161,069	$1,160,644	$1,161,069	$1,093,919	$1,068,501	$1,162,933	$1,160,644
Less: Goodwill and other intangible assets	5,390	6,425	5,390	5,643	5,904	6,164	6,425
Tangible common equity	$1,155,679	$1,154,219	$1,155,679	$1,088,276	$1,062,597	$1,156,769	$1,154,219

Total assets	$13,070,229	$12,934,328	$13,070,229	$13,013,739	$12,814,383	$12,604,439	$12,934,328
Less: Goodwill and other intangible assets	5,390	6,425	5,390	5,643	5,904	6,164	6,425
Tangible assets	$13,064,839	$12,927,903	$13,064,839	$13,008,096	$12,808,479	$12,598,275	$12,927,903

Tangible common equity to tangible assets	8.8%	8.9%	8.8%	8.4%	8.3%	9.2%	8.9%

Tangible book value per share:
Total stockholders' equity	$1,161,069	$1,160,644	$1,161,069	$1,093,919	$1,068,501	$1,162,933	$1,160,644
Less: Goodwill and other intangible assets	5,390	6,425	5,390	5,643	5,904	6,164	6,425
Tangible common equity	$1,155,679	$1,154,219	$1,155,679	$1,088,276	$1,062,597	$1,156,769	$1,154,219

Common shares outstanding	55,116,095	55,014,047	55,116,095	55,111,403	55,105,105	55,014,189	55,014,047
Book value per share - GAAP	$21.07	$21.10	$21.07	$19.85	$19.39	$21.14	$21.10
Tangible book value per share	$20.97	$20.98	$20.97	$19.75	$19.28	$21.03	$20.98
GREAT WESTERN BANCORP, INC.
Investor Relations Contact:
Seth Artz, 605.988.9253
seth.artz@greatwesternbank.com
Media Contact:
Lexie Feterl, 605.978.5829
alexis.feterl@greatwesternbank.com
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